Invesco Van Kampen Emerging Markets Fund                          SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2010
File number:       811-05426
Series No.:        24

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                         17,349
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                          3,341
       Class C                          4,295
       Class Y                            726
       Institutional Class              1,696


74V. 1 Net asset value per share (to nearest cent)
       Class A                        $ 13.89
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                        $ 10.85
       Class C                        $ 10.93
       Class Y                        $ 13.30
       Institutional Class            $ 13.29